UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              FORM 8-K
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of Earliest Event Reported):  April 6, 1998
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                 PHARMAKINETICS LABORATORIES, INC.
                 ---------------------------------
       (Exact Name of Registrant as Specified in its Charter)

        Maryland                000-11580             52-1067519
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(State of Incorporation)  (Commission File Number)  (I.R.S. Employer
                                                    Identification No.)

                       302 West Fayette Street
                      Baltimore, Maryland 21201
                      -------------------------
               (Address of Principal Executive Offices)
                             (Zip Code)

    Registrant's Telephone Number, Including Area Code: (410) 385-4500
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ITEM 5.  OTHER EVENTS

     As a result of a stockholder vote approving a five-to-one reverse split of the Company's common stock, effective on the close of business on Friday, April 17, 1998, the Company's authorized shares of Common Stock will be 10 million and the total number of shares of Common Stock outstanding will be approximately 2.4 million. The Common Stock begins trading on a post-split basis on Monday, April 20, 1998, initially under the symbol "PKLBD" on the OTCBB.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.
     Not Applicable.

(b)  Pro Forma Financial Information.
     Not Applicable.

(c)  Exhibits.
     99.1 Press Release dated April 20, 1998.






















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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PHARMAKINETICS LABORATORIES, INC.


Date:  April 20, 1998                By: /s/ James K. Leslie
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                                         James K. Leslie
                                         President and
                                         Chief Executive Officer





























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